		James M. Halley Q.C., 2	David W. Buchanan, Q.C.	Derek J. Mullan, Q.C.
		R. Stuart Wells	M. Douglas Howard	W.W. Lyall D. Knott, Q.C.
		William A. Ruskin, 1	Patrick A. Williams	Alexander Petrenko
		Bernard Pinsky, 4	Roy A. Nieuwenburg	William C. Helgason
		William D. Holder	Nigel P. Kent, 1	Douglas W. Lahay
		David W. Kington	Diane M. Bell	Anne L.B. Kober
		R. Brock Johnston	Neil P. Melliship	Kenneth K.C. Ing, 11, 13
		Darren T. Donnelly	Mark S. Weintraub	Neo J. Tuytel
		Ross D. Tunnicliffe	Kevin J. MacDonald	Don C. Sihota
		Gerald J. Shields, 1	James A. Speakman	Kerstin R. Tapping
		Ethan P. Minsky, 6, 7, 9	Brock H. Smith	John C. Fiddick
		D. Lawrence Munn, 8	R. Glen Boswall	Hannelie G. Stockenstrom, 12
		Bonnie S. Elster	Virgil Z. Hlus, 4	Samantha Ip
		Jonathan L.S. Hodes, 1, 5	William L. Macdonald, 8	Aaron B. Singer
		Thea L. Koshman, 1	Tony Fogarassy	Allyson L. Baker, 3
		Warren G. Brazier, 4	Grant Y. Wong, 8	Amy A. Mortimore
		L.K. Larry Yen, 10	Veronica P. Franco	Krista Prockiw
		Brent C. Clark	Jane Glanville	Peter M. Tolensky
		Thomas S. Wachowski	Keri T. Grenier	Sean D. Vanderfluit
		Richard T. Weiland	Adam I. Zasada	Andrea M. East
		Cam McTavish	Steve Veitch	Lisa D. Hobman
		Valerie S. Dixon	Tasha L. Coulter	David J. Fenrich
Reply Attention of	Bernard Pinsky	Kari Richardson	Vikram Dhir, 1	Adam M. Dlin
Direct Tel.	604.643.3153	Sarah W. Jones	Michal Jaworski
EMail Address	bip@cwilson.com
Our File No.	30325/0001 D/KFR/897140.1	Associate Counsel: Nicole M. Byres
Associate Counsel: Michael J. Roman

Certain lawyers have been admitted to practice in one or more of the following jurisdictions as indicated beside each name:

	Canada	United States	International

November 6, 2006	1 Alberta	4. California	11 Hong Kong
	2 Manitoba	5. Colorado	12 South Africa
	3 Ontario	6. District of Columbia	13 United Kingdom
7. Florida
8. New York
BY FAX		9. Virginia
10.Washington

Sanford Exploration, Inc.
1303 - 1323 Homer Street
Vancouver, British Columbia
Canada   V6B 5T1

Attention:      Mr. Fiori Aliperti, President

Dear Sirs:

Re:	Sanford Exploration, Inc. - Registration Statement on Form
SB-2 filed November 6, 2006

                    We have acted as counsel to Sanford Exploration, Inc. (the "Company"), a Nevada corporation, in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") through which up to 4,736,000 shares of the Company's common stock (the "Registered Shares"), without par value, are being registered pursuant to the Securities Act of 1933, for resale by certain selling shareholders named in the Registration Statement as further described in the Registration Statement filed on November 6, 2006 .

                    In connection with this opinion, we have examined the originals or copies of the corporate instruments, certificates and other documents of the Company, including the following documents:

          (a)      Articles of Incorporation of the Company;

          (b)      Bylaws of the Company;

          (c)      Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

          (d)      The Registration Statement; and

HSBC Building 800 – 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314 www.cwilson.com
Some lawyers at Clark Wilson LLP practice through law corporations.

          (e)      The Prospectus (the "Prospectus") constituting a part of the Registration Statement.

                    We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements certificates of officers or representatives of the Company.

                    Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares are duly and validly authorized and issued, fully paid and non-assessable.

                    This opinion letter is opining upon and is limited to the current federal laws of the United States and the Nevada General Corporation law, including the statutory provisions, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to our firm in the Registration Statement in the section entitled "Interest of Named Experts and Counsel."

Yours truly,

/s/ Clark Wilson LLP

BIP/kfr

cc:    United States Securities and Exchange Commission